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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 25, 2007

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	20-8616221
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Global Green Solutions Inc. (“GGRN”) and SGCEnergia SGPS, SA (“SGC”) entered into two separate agreements effective July 10, 2007, and fully executed July 19, 2007. One agreement calls for SGC to build and operate a Vertigro pilot plant near Lisbon, Portugal. The other agreement calls for GGRN and SGC to jointly participate in a venture to provide business development and support services for Vertigro Algae Technologies in certain markets.

ITEM 7.01     REGULATION FD DISCLOSURE

     Global Green Solutions Inc. (GGRN), a worldwide ecotechnology company, and SGCEnergia, the biofuels division of the SGC Group of Portugal, have agreed to form a joint venture company to produce Vertigro algae biodiesel feedstock. Vertigro is a partnership between GGRN and Valcent Products Inc.

     The agreement calls for SGCEnergia to build and operate a Vertigro pilot plant near Lisbon, Portugal which will also serve as a research and development facility for Vertigro technology applications and projects in Europe.

     In a second agreement, GGRN and SGC have agreed to jointly participate in a venture to provide sales and marketing, business development, technology development, application development, and customer operations support services in Europe, the Middle East and Africa (excluding South Africa).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description
	10.1	Pilot & Production Facilities Stakeholders Letter of Agreement.
	10.2	Business Development and Support Services Stakeholders Letter of
Agreement.
	99.1	Press Release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 25th day of July, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY:   ARNOLD HUGHES
         Arnold Hughes
         Principal Financial Officer, Principal Accounting
         Officer and Treasurer